UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      March 13, 2002

Joy Global Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-9299	39-1566457
(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780, Milwaukee, WI	53202
(Address of Principal Executive Offices)	(Zip Code)

414-319-8500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

     Attached hereto as Exhibit 4.1 is a copy of the Indenture dated as of March 18, 2002, among Joy Global Inc., the Subsidiary Guarantors and Wells Fargo Bank Minnesota, N.A. relating to 8.75% Senior Subordinated Notes due 2012, as Exhibit 4.2 is a copy of the Registration Rights Agreement dated March 13, 2002, among Joy Global Inc., the Subsidiary Guarantors, Credit Suisse First Boston Corporation and Deutsche Banc Alex. Brown Inc. relating to 8.75% Senior Subordinated Notes due 2012, as Exhibit 4.3 is a copy of the Purchase Agreement dated March 13, 2002, among Joy Global Inc., the Subsidiary Guarantors, Credit Suisse First Boston Corporation and Deutsche Banc Alex. Brown Inc. relating to 8.75% Senior Subordinated Notes due 2012, and as Exhibit 4.4 is a form of the 8.75% Senior Subordinated Notes due 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.
Date: April 15, 2002	By: ________________________ Eric B. Fonstad Secretary and Associate General Counsel